Exhibit 99.1

Power REIT Receives Notice of Non-Compliance with NYSE American Continued Listing Standards

Old Bethpage, New York, September 4, 2024 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”), today announced that on September 3, 2024, Power REIT (the “Trust”) received a written notice from the NYSE Regulation (the “NYSE Notice”) of NYSE American LLC (the “Exchange”) stating that the Trust is not in compliance with the continued listing standards of the Exchange because the Trust is below compliance with Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”), requiring a stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, as a result of the Trust’s reported stockholders’ equity of $322,626 at June 30, 2024 and losses from continuing operations and/or net losses in two of its three most recent fiscal years ended December 31, 2023. The Trust is also not currently eligible for any exemption in Section 1003(a) of the Company Guide from the stockholders’ equity requirements.

In connection with its non-compliance with Section 1003(a)(i), the Trust must submit a plan (the “Plan”) to NYSE Regulation of the Exchange by October 3, 2024, advising of actions it has taken or will take to regain compliance with the continued listing standards by March 3, 2026. If NYSE Regulation determines to accept the Plan, the Trust will be notified in writing and will be subject to periodic reviews including quarterly monitoring for compliance with the Plan. If the Trust does not submit a plan or if the Plan is not accepted, the Exchange will commence delisting proceedings. Furthermore, if the Plan is accepted but the Trust is not in compliance with the continued listing standards by March 3, 2026 or if the Trust does not make progress consistent with the Plan, the Exchange will initiate delisting proceedings as appropriate. The Trust may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Notice has no immediate impact on the listing of the Trust’s shares of common stock, par value $0.0001 per share (the “Common Stock”), and of the Trust shares of Series A Preferred 7.75% Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Stock”) which will continue to be listed and traded on the NYSE American during this period, subject to the Trust’s compliance with the other listing requirements of the NYSE American. The Common Stock and Preferred Stock will continue to trade under the symbol “PW”, but will have an added designation of “.BC” to indicate the status of the Common Stock and Preferred Stock are “below compliance”. The notice does not affect the Trust’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

ABOUT POWER REIT

Power REIT, with a focus on the “Triple Bottom Line” and a commitment to people, planet and profit, is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation.

Additional information about Power REIT can be found on its website: www.pwreit.com

Cautionary Statement About Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONTACT:

David H. Lesser, Chairman & CEO
dlesser@pwreit.com
212-750-0371

301 Winding Road Old Bethpage, NY 11804
www.pwreit.com